Exhibit 10.1

Loan Agreement

Dated as of May 22nd, 2013

By and between:
HOMI Industries Ltd, an Israeli company, #512805193, whose address for the purposes of this Agreement shall be Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach Herzliya Pituach 46725, Israel; Fax: +972-9-9728626, e-mail: jackronnel@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, e-mail: Mail@ReifLaw.com (“HOMI”);

And:	Ilan Bahry, I.D. 032033136, email: ilanbahry@gmail.com

Amir Schechtman, I.D. 038299624, email: amir221177@gmail.com ; and

Asif Izak , ID 22542544, email: asifizak@walla.com

all of whose address for fhe purposes of this Agreement shall be c/o Amir Schechtman, PO Box 29020, Tel-Aviv 61290 (individually and collectively, the “Lender”);

Whereas:
HOMI owns a turnkey computerized mini-bar system, including 150 HOMI® 226 computerized minibars, a central unit and a license to HOMI® software, which HOMI’s affiliate, HOMI Israel Ltd (the “Affiliate”), which is under common control as HOMI, installed at the Cramim Resort & SPA Jerusalem (the “Hotel” and the “Minibar System”, respectively), and which HOMI operates under an outsource operation agreement between   the Affiliate and the Hotel (the “Operation” and the “Outsource Agreement”, respectively) ; and

Whereas:	HOMI would like to take a loan from Lender, and Lender would like to grant a loan to HOMI, which will be repaid in accordance with and subject to the terms and conditions set forth herein;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

1.1
Upon the terms and conditions set forth in this Agreement, Lender agrees to loan to HOMI the principal amount of $71,250.00 (Seventy one thousand two hundred fifty US dollars) (the “Loan”), being equivalent to $475 for each minibar in the Minibar System.

1.2	All rights and obligations of Lender pursuant to this Agreement shall be allocated as follows: Ilan Bahry: 15%; Amir Schechtman: 15%; Asif Izak: 70%.

1.3
30% of the Loan will be made available to HOMI within 3 business days of the date hereof, by means of SWIFT wire transfer to HOMI’s account No. 725000/52 at Bank Leumi, branch No. 809, IBAN: IL690108090000072500052. 40% of the loan will be made available within 3 business days of HOMI notifying Lender that the Minibar System has been shipped from China, and the remaining 30% of the Loan will be made available to HOMI, by the means stated above, within 3 business days of HOMI notifying Lender that the Minibar System has arrived to Israeli Port.

2.	Repayment

2.1	HOMI undertakes to repay the entire Loan, in the manner set forth below.

2.2	On a monthly basis, for each month of the Operation, commencing as of the first calendar month following installation and start-up of the Minibar System at the Hotel (the “Effective Date”):

a.
HOMI will deliver to Lender a copy of its Affiliates’ monthly invoices to the Hotels in respect of the full amount of monthly net revenues from the Operations  (“HOMI’s Invoices to the Hotels”), which the Hotels are obliged to pay to the Affiliates under the Outsource Agreements for that month (“Net Revenues from Hotels”).

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Loan Agreement – Cramim Resort & SPA HOMI Industries –Amir, Ilan, Asif

b.
From the sum equal to the Net Revenues from Hotels, HOMI will deduct: (i) the cost of goods being sold via the Minibar Systems, with no margin to HOMI, (ii) Operations’ direct labour costs, (iii) maintenance fees of $0.06 per Minibar per day, and (iv) a management fee of 8% of Net Revenues from Hotels (collectively, “Operational Payments”). The aforementioned maintenance fees are all-inclusive, and in return HOMI will take whatever action is needed, including parts and labour, to maintain the Minibar Systems in normal working condition.

c.
If Net Revenues from Hotels, as collected by HOMI’s Affiliates, exceed Operational Payments by at least $1,781.25, then HOMI will pay to Lender a sum equal to 60% of all such excess, towards repayment of the Loan.

d.
If Net Revenues from Hotels, as collected by HOMI’s Affiliates, exceed Operational Payments by more than $1,068.75 but less than $1,781.25, then HOMI will pay to Lender exactly $1,068.75 towards repayment of the Loan.

e.
If Net Revenues from Hotels, as collected by HOMI’s Affiliates, exceed Operational Payments by less than $1,068.75, then HOMI will pay to Lender a sum equal to 100% of all such excess, towards repayment of the Loan.

f.	If Net Revenues from Hotels, as collected by HOMI’s Affiliates, do not exceed Operational Payments, then no payment will be made to Lender for that month.

g.
Payments to Lender as set forth above will be effected on the 30th of the calendar month following the month for which payment is being made, by means of swift wire transfer to Lender’s joint account, at the Lincoln Branch (No. 772) of Bank Hapoalim B.M (No.12)

2.3
The provisions of Sections 2.2c, 2.2d and 2.2e above shall only apply for the first 9 years of this Agreement (the “Initial Term”). Thereafter, HOMI will pay to Lender a sum equal to 60% of the entire amount by which Net Revenues from Hotels shall exceed Operational Payments, if at all.

2.4	A sample spreadsheet showing key elements of the mechanism for implementation of the provisions of this Section 2 above, is attached hereto as Exhibit A’.

2.5
HOMI shall continue to effect the payments to Lender pursuant to Section 2.2 and 2.3 above, for as long as the Operation continues in respect of the Minibar System. Initially all Payment made to Lender  hereunder shall go towards repayment of principal of the loan. If and when the aggregate total of such repayments exceeds the principal of the Loan, such repayments shall be deemed interest on the Loan.

2.6
If the Outsource Agreement is terminated during an initial term of 9 years from the Effective Date (the “Initial Term”) and the Minibar System removed from the Hotel, then HOMI will, at its own cost, reinstall the Minibar System at one or more other hotels at which the Minibar System will have equivalent revenue earning capacity as in the Hotel, as soon as possible and in any event within 6 months of its removal from the Hotel.

2.7
If reinstallation was not performed within said 6 months, then HOMI shall be obliged, at any time during the following 3 months, to transfer the fixed charge being granted to Lender under Section 5.1 below, to other installed minibars, of equivalent value and revenue earning capacity, and such other minibars will then form the basis for the computations as set forth in Section 2.2 above.

2.8
If, as a result of HOMI non-compliance with the provisions of this Agreement, Lender makes such demand, HOMI will agree to establish a trust account, into which will be deposited a sum equal to the Net Revenues from Hotel, for allocation and distribution to the parties by a trustee who will be appointed by mutual consent of the parties.

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Loan Agreement – Cramim Resort & SPA HOMI Industries –Amir, Ilan, Asif

3.	Specified Purpose of Loan

3.1
The Parties hereby confirm and agree that HOMI requested the Loan for the sole purpose of using all of said Loan to finance its activity in the ordinary course of business, including making financing available to one or more of its subsidiaries and/or affiliates, to finance their activity in the ordinary course of business (the “Specified Purpose”).

3.2	HOMI hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

3.3
HOMI hereby recognizes and acknowledges that Lender’s consent to make the Loan to HOMI in accordance with the terms hereof is inter alia subject to and in reliance upon HOMI’s undertaking as set forth in Section 3.2 above, which is a fundamental condition of this Agreement.

4.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

4.1
HOMI shall fail to make any payment which it is obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days of HOMI’s receiving written notice from Lender of the occurrence thereof;

4.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of HOMI to repay the Loan, in its entirety, and failure by HOMI to repay the Loan in its entirety shall be considered an Event of Default, regardless of the reason for such failure;

4.3
HOMI shall default in the performance of any material covenant or obligation contained herein and such default is not remedied within thirty (30) days of HOMI’s receiving written notice from Lender of the occurrence thereof;

4.4	HOMI uses and/or attempts and/or permits use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

4.5
any representation or warranty made by or on behalf of HOMI to Lender, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been materially incorrect or misleading;

4.6
any judgment materially affecting the ability of HOMI to repay the Loan and pay the Interest shall be entered against HOMI or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

4.7
any proceedings seeking to declare HOMI bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against HOMI, and such proceeding shall not be dismissed within thirty (30) days;

4.8	any event shall occur materially adversely affecting the ability of HOMI to repay the Loan under the terms of this Agreement.

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Loan Agreement – Cramim Resort & SPA HOMI Industries –Amir, Ilan, Asif

5.	Security and Collateral

5.1
As security and collateral for the full and timely repayment of the Loan pursuant to this Agreement, HOMI will, promptly upon receipt of the Loan and installation of the Minibar System, encumber the Minibar System by registering a first degree fixed charge over the Minibar System, in favour of the Lender and will take such action as is required in order to give this fixed charge full effect, including by means of its being reported and registered with the appropriate authorities, with a copy to Lender. This fixed charge will remain in force until the Loan has been repaid in full, at which time Lender will cooperate with HOMI in the cancellation and removal of the fixed charge.

5.2
Upon the occurrence of an Event of Default, and for as long as said Event of Default remains uncured, Lender may, without prejudice to any and all other rights, remedies and/or relief to which Lender may be entitled by law, exercise and realize any and all security interests and/or collateral granted to Lender by HOMI pursuant to the terms hereof, including the security and collateral as set forth in Section 5.1 above, without in any way derogating from HOMI’s obligation to pay to Lender any and all sums still owed by HOMI to Lender pursuant to the terms hereof even after said actions by the Lender.

5.3
HOMI hereby recognizes, acknowledges and agrees that Lender may, at any particular time, hold various forms of security and/or collateral in respect of the Loan, whether received from HOMI or from any third party, including the security and collateral as set forth in Section 5.1 above (all such security and collateral being termed hereinafter, the “Collateral”), and that Lender’s rights herein with respect to the security and collateral as set forth in Section 5.1 above shall remain in full force and effect regardless of, and in addition to, any other Collateral then held by Lender, and Lender shall have full and absolute discretion as to the order and/or nature in which it exercises and/or realizes its rights in the Collateral, if at all, and as to the timing of any such exercise and/or realization, and HOMI hereby waives any and all claims, demands and/or actions, of any kind whatsoever, against Lender, in this regard.

5.4
HOMI undertakes, from time to time forthwith upon a Lender’s demand, in order to guarantee Lender’s rights with respect to any current and/or and future creditors, to take any action and sign any instrument and/or form and/or agreement as per Lender’s request, in the event Lender and/or HOMI believes that any laws by which it or its assets are bound require such action or signature in order to accord full validity to the Collateral, against the whole world.

6.	HOMI’s General Covenants

6.1
HOMI shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

6.2
HOMI shall conduct its affairs in such manner as is appropriate for the subsidiary of a public company whose shares are traded on the New York OTCQB, and in accordance with all laws and regulations by which it is bound.

6.3	HOMI shall provide Lender with monthly reports of actual performance of the Minibar System at the Hotel.

7.	Representations and Warranties

HOMI hereby represents and warrants to Lender as follows:

7.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

7.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

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Loan Agreement – Cramim Resort & SPA HOMI Industries –Amir, Ilan, Asif

7.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof.

8.	Miscellaneous

No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. The headings used in this Agreement are for convenience of reference only and will not be used in the construction of this Agreement. Any use of the word “including” in this Agreement shall be construed as meaning “including, without limitation”, unless expressly stipulated to the contrary. All pronouns contained herein, and any variations thereof, shall be deemed equally to refer to the masculine, feminine or neutral, singular or plural, as the context may require. No principle of construction against the drafter shall apply in any way to this Agreement or any of the Exhibits, Appendices and/or Schedules attached hereto. No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance. In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces any previous agreements between the Parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof. This Agreement shall be deemed to have been made and concluded in Israel and the construction, validity and performance of this Agreement shall be governed by the laws of Israel without giving effect to the conflicts of law principles thereunder. By their execution hereof, the parties irrevocably agree to submit all disputes arising hereunder to the jurisdiction of the competent courts of Tel-Aviv, Israel. Notices sent by one Party to the other under this Agreement will be sent by registered mail to the addresses specified in the Preamble, delivered by hand, transmitted by fax, or sent by e-mail or other electronic means of communication and will be deemed to have reached their destination within 3 days of being deposited with the Post Office for dispatch as registered mail (7 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax, e-mail or other electronic means of communication. This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the Parties have executed this

Loan Agreement on the date first above written:
_______________________________ HOMI	________________________________
Industries Ltd	Ilan Barhy___________________
Daniel Cohen________________ Jacob Ronnel________________	Amir Schechtman_____________ Asif Izak____________________